UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2009 (August 14, 2009)

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Blandonnet International Business Center Building F, 7th Floor Chemin de Blandonnet 2 Vernier, Switzerland	CH-1214
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2009, Robert L. Long notified Transocean Ltd. (the “Company”) of his intention to retire as Chief Executive Officer in the first quarter of 2010. The board of directors of the Company has named Steven L. Newman, currently President and Chief Operating Officer, to succeed Mr. Long upon his retirement as Chief Executive Officer.

Before being named President and Chief Operating Officer of the Company in May 2008, Mr. Newman served from November 2007 as Executive Vice President, Performance, leading the Company’s three business units and focusing on client service delivery and performance improvement across the company’s worldwide fleet. He previously served in senior management roles, including Executive Vice President and Chief Operating Officer (from October 2006 to November 2007), Senior Vice President of Human Resources and Information Process Solutions (from May 2006 to October 2006), Senior Vice President of Human Resources, Information Process Solutions and Treasury (from March 2005 until May 2006), and Vice President of Performance and Technology (from August 2003 until March 2005). He also has served as Regional Manager for the Asia and Australia Region and in international field and operations management positions, including Project Engineer, Rig Manager, Division Manager, Region Marketing Manager, Region Operations Manager and Region Manager. Mr. Newman joined the Company in 1994 in the Corporate Planning Department.

A press release announcing the succession is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibit to this report filed pursuant to Item 5.02 is as follows:

Exhibit No.	Description
99.1	Press Release dated August 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN LTD.

Date: August 17, 2009	By:	/s/ Margaret C. Fitzgerald
Margaret C. Fitzgerald
Associate General Counsel

Index to Exhibits

Exhibit Number	Description
99.1	Press Release dated August 17, 2009.

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